UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, the Board of Directors (the “Board”) of ContraFect Corporation (the “Company”) appointed Lisa R. Ricciardi as the Company’s Chief Operating Officer (the “Appointment”), effective as of the date that Ms. Ricciardi commences employment with the Company. Ms. Ricciardi will also continue to serve as a director of the Company.

Effective immediately upon the effectiveness of the Appointment, Ms. Ricciardi will be removed from the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board and will no longer be entitled to receive compensation as a non-employee director of the Company.

Under the terms of a letter agreement between Ms. Ricciardi and the Company dated October 4, 2017 (the “Letter Agreement”) entered into in connection with the Appointment, Ms. Ricciardi is entitled to receive base salary payments at an annualized rate of $460,000 and an annual performance based target bonus equal to 50% of her annual base salary. Additionally, Ms. Ricciardi is entitled to be granted an option under the Company’s 2014 Omnibus Incentive Plan to purchase 250,000 shares of the Company’s common stock with a per share exercise price equal to the closing price per share of the Company’s common stock on the date of grant. The option will vest, subject to Ms. Ricciardi’s continued service with the Company, as to 6.25% of the total number of shares underlying such option at the end of each quarter following the date of grant, such that the option shall be vested as to all shares on the fourth anniversary of the date of grant.

Under the terms of the Letter Agreement, if Ms. Ricciardi’s employment is terminated without “cause” or she resigns for “good reason,” she will receive the following benefits, subject to the execution and non-revocation of a release of claims: (1) a severance payment in an amount equal to 18 months of her then current annual base salary plus an amount equal to 150% of her then-current target bonus; (2) accelerated vesting of 100% of unvested stock options; and (3) a payment equal to 18 months of applicable health insurance premiums (inclusive of dental and vision insurance) due under COBRA.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated October 4, 2017, between ContraFect Corporation and Lisa R. Ricciardi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: October 5, 2017	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel & Corporate Secretary